AMENDED AND RESTATED BY-LAWS OF CNO FINANCIAL GROUP, INC. A Delaware Corporation (Adopted as of February 20, 2019December 13, 2022) A RTICLE I. OFFICES Section 1. Registered Office. The registered office of CNO Financial Group, Inc. (the “Corporation”) in the State of Delaware shall be located at 2711 Centerville Road, Suite 400251 Little Falls Drive, Wilmington, DE 1980119808. The name of the Corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors. Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require. A RTICLE II. MEETINGS OF STOCKHOLDERS Section 1. Annual Meeting. An annual meeting of the stockholders shall be held each year within 180 days after the close of the immediately preceding fiscal year of the Corporation or at such other time specified by the Board of Directors for the purpose of electing Directors and conducting such other proper business as may come before the annual meeting; provided, however, that the first and the second annual meeting after September 10, 2003 shall not be held earlier than on August 10, 2004 and August 10, 2005, respectively. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof. Section 2. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”). Section 3. Place of Meetings. Exhibit 3.1.1

(a) Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders. (b) At the sole discretion of the Board of Directors, subject to applicable provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, these By-Laws and/or such policies and procedures as the Board of Directors may from time to time adopt, a meeting of the stockholders may be conducted in whole or in part by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone or other means of remote communication. Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time (and, in the case of special meetings, the purpose or purposes, of such meeting), and, if the Board of Directors has authorized participation by means of remote communication in accordance with these By- Laws, the means of remote communication to be used, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the chairman of the board, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list shall be provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a 2 specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law, of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter. Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder. Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular. Any stockholder directly or indirectly soliciting proxies from other stockholders shall use a proxy card color other than white, which white proxy card shall be reserved for the exclusive use by the Board of Directors. Section 11. Business Brought Before an Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before 3 the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, (iii) with respect to nominations of persons and the proposal of any business not intended to be included in the Corporation’s proxy statement for such annual meeting, otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record of the Corporation at the time of the giving of notice provided for in this by-lawBy-Law and at the time of the annual meeting, (b) is entitled to vote with respect thereto and (c) complies with the notice procedures set forth in this Section 11 as to any such proposal of business, or Section 5 of Article III as to any such nominations of persons and with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including Rule 14a-19 thereunder (“Rule 14a-19”)) or (iv) with respect to nominations of persons intended to be included in the Corporation’s proxy statement for such annual meeting, by a nominator (as defined in Section 12 of this Article II) who complies with the notice and other procedures set forth in Section 12 of this Article II. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing, the stockholder must have given timely notice thereof in writing to the secretarySecretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 6090 days nor more than 90120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretarySecretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these by-lawsBy-Laws, the language of the proposed amendment) and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and each beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of the Corporation which are, directly or indirectly, beneficially owned by each proponent person (as defined below); (iv) any material interest of the stockholder in such business; (v) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the proposal or nomination is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing, including the proposed nominee (collectively, “proponent persons”); (vi) (A) a description of (A) any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (x) to transfer to or from any proponent person, in whole or in part, any of the economic consequences 4 of ownership of any security of the Corporation, whether or not such agreement, arrangement or understanding shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, (y) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (z) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (each such agreement, arrangement or understanding, a “derivative instrument”), (B) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any such proponent person has a right to vote any shares of the Corporation or influence the voting over any such shares, (C) any short interest of any such proponent person in any security of the Corporation, (D) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by any such proponent person that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which any such proponent person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and; (F) any performance-related fees (other than an asset-based fee) that any such proponent person is entitled to based on any increase or decrease in the value of shares of the Corporation or derivative instruments, including without limitation any such interests held by members of any such proponent person'sperson’s immediate family sharing the same household; (G) a copy of a fully completed and executed Director Questionnaire and a duly executed written representation and agreement by each person whom the stockholder proposes to nominate for election as a Director, both in the forms required by the Corporation (which shall be provided upon written request made by a stockholder of record at the time of such request) and (H) the information required to be provided pursuant to Rule 14a-19 with respect to each person whom the stockholder proposes to nominate for election as a Director; (vii) the trading history of such stockholder and such beneficial owner with respect to the Corporation’s stock; (viii) any transactions or relationships between such stockholder or such beneficial owner, on the one hand, and the Corporation or its customers, suppliers, competitors or management, on the other hand; (ix) information regarding whether such stockholder or such beneficial owner, or any of their affiliates have any plans or proposals for the Corporation other than those described in the notice, and whether such stockholder or such beneficial owner seeks to use the proposal to redress personal claims or grievances against the Corporation or others or to further personal interests or special interests not shared by stockholders at large; (x) a representation that the stockholder is a stockholder of record of stock of the Corporation at the time of the giving of notice provided for in these By-Laws, is entitled to vote at such meeting and that that the stockholder intends to appear in person or by proxy at the meeting to propose such business; (xi) all other information relating to such stockholder or such beneficial owner which would be required to be included in a proxy statement or other filing required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (xii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least a percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. In addition, a 5 stockholder who has delivered a notice of nomination pursuant to this Section 11 shall, in accordance with Rule 14a-19, promptly certify to the Secretary of the Corporation, and notify the Secretary of the Corporation in writing, that such stockholder has met and complied with all of the requirements of these By-Laws and of Rule 14a-19(a) (including, for the avoidance of doubt, Rule 14a-19(a)(3), which provides that a stockholder soliciting proxies in support of director nominees other than the Corporation’s nominees must solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors) and, upon request of the Corporation, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance. Notwithstanding anything in these By- laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section and, with respect to nomination of directors, Section 12 of this Article II and Section 5 of Article III hereof. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section, Section 12 of Article II or, Section 5 of Article III, or the requirements of the Exchange Act and the rules and regulations promulgated thereunder (including Rule 14a-19), as applicable; if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11, provided, however, that any reference in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this By-Law. Section 12. Proxy Access for Director Nominations (a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors, subject to the provisions of this Section 12, the Corporation shall: (i) include in its notice of meeting and proxy materials, as applicable, for any annual meeting of stockholders (1) the name of any person nominated for election (the “stockholder nominee”) by a stockholder as of the date that the notice of proxy access nomination (as defined below) is received by the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 12 who is entitled to vote for the election of directors at the annual meeting and who satisfies the notice, ownership and other requirements of this Section 12 (such stockholder, together with the beneficial owner of such shares, a “nominator”) or by a group of no more than 20 such stockholders (such stockholders, together with the beneficial owners of such shares, a “nominator group”) that, collectively as a nominator group, satisfies the notice, ownership and other requirements of this Section 12 applicable to a nominator group; provided that, in the case of a nominator group, each member thereof (each a “group 6 member”) shall have satisfied the notice, ownership and other requirements of this Section 12 applicable to group members, and (2) if the nominator or the nominator group, as applicable, so elects, the nomination statement (as defined below) furnished by such nominator or nominator group; and (ii) include such stockholder nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 12 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any stockholder nominee, nominator or nominator group, or to include such stockholder nominee as a nominee of the Board of Directors. (b) At each annual meeting, a nominator or nominator group may nominate one or more stockholder nominees for election at such meeting pursuant to this Section 12; provided that the maximum number of stockholder nominees nominated by all nominators and nominator groups (including stockholder nominees that were submitted by a nominator or nominator group for inclusion in the Corporation’s proxy materials pursuant to this Section 12 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this Section 12) to appear in the Corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (i) two nominees and (ii) 20% of the total number of directors in office as of the final proxy access deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “maximum number”). The maximum number shall be reduced, but not below zero, by the sum of: (x) the number of persons that the Board of Directors decides to nominate pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 12 or Section 5 of Article III hereof; and (y) the number of persons that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination made pursuant to this Section 12 or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 12, in each case, at one of the previous two annual meetings; and (z) the number of persons that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination made pursuant to Section 5 of Article III hereof or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to Section 5 of Article III hereof, in each case, at the previous year’s annual meeting; 7

If one or more vacancies for any reason occurs on the Board of Directors at any time after the final proxy access deadline but before the date of the applicable annual meeting and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced. Any nominator or nominator group submitting more than one stockholder nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 shall rank in its notice of proxy access nomination such stockholder nominees based on the order that the nominator or nominator group desires such stockholder nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of stockholder nominees submitted by nominators or nominator groups pursuant to this Section 12 exceeds the maximum number. In the event that the number of stockholder nominees submitted by nominators or nominator groups pursuant to this Section 12 exceeds the maximum number, the highest ranking stockholder nominee who meets the requirements of this Section 12 from each nominator and nominator group will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, beginning with the nominator or nominator group with the largest number of shares disclosed as owned (as defined below) in its respective notice of proxy access nomination submitted to the Corporation and proceeding through each nominator or nominator group in descending order of ownership. If the maximum number is not reached after the highest ranking stockholder nominee who meets the requirements of this Section 12 from each nominator and nominator group has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. If, after the final proxy access deadline, whether before or after the mailing of the Corporation’s definitive proxy statement, (i) a stockholder nominee who satisfies the requirements of this Section 12 becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 12, becomes unwilling to serve on the Board of Directors, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or (ii) a nominator or nominator group withdraws its nomination or becomes ineligible, in each case as determined by the Board of Directors or the chairman of the meeting, then the Board of Directors or the chairman of the meeting shall declare each nomination by such nominator or nominator group to be invalid, and each such nomination shall be disregarded, no replacement nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Corporation (1) may omit from its proxy materials information concerning such stockholder nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the stockholder nominee will not be eligible for election at the annual meeting and will not be included as a stockholder nominee in the proxy materials. (c) To nominate a stockholder nominee, the nominator or nominator group shall submit to the Secretary of the Corporation the information required by this Section 12 on a timely basis. To be timely, the notice of proxy access nomination must be addressed to and received by the Secretary of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Corporation’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting; provided, however, 8 that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a notice of proxy access nomination may be delivered pursuant to and in accordance with this Section 12, the “final proxy access deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 12. The written notice required by this Section 12 (the “notice of proxy access nomination”) shall include: (i) a written notice of the nomination by such nominator or nominator group expressly requesting to have its stockholder nominee included in the Corporation’s proxy materials pursuant to this Section 12 that includes, with respect to the stockholder nominee and the nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a nominator group, with respect to each group member (including any beneficial owner on whose behalf the nomination is made) all of the representations, agreements and other information required in a stockholder notice submitted under Section 5 of Article III hereof; (ii) if the nominator or nominator group so elects, a written statement of the nominator or nominator group for inclusion in the Corporation’s proxy statement in support of the election of the stockholder nominee(s) to the Board of Directors, which statement shall not exceed 500 words with respect to each stockholder nominee (the “nomination statement”) and for the avoidance of doubt, the nomination statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items; (iii) in the case of a nomination by a nominator group, the designation by all group members of one specified group member (or a qualified representative thereof) that is authorized to act on behalf of all group members with respect to the nomination and matters related thereto, including withdrawal of the nomination; (iv) a representation by the stockholder nominee and the nominator or nominator group (including each group member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners, including without limitation the notice of proxy access nomination and the nomination statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading; (v) a statement of the nominator or nominator group (including each group member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such nominator or nominator group is 9 deemed to own (as determined in accordance with sub-paragraph (d) of this Section 12) continuously for at least three years as of the date of the notice of proxy access nomination and one or more written statements from the stockholder of the required shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the notice of proxy access nomination is received by the Secretary of the Corporation, the nominator or the nominator group, as the case may be, owns, and has owned continuously for the preceding three years, the required shares, and the nominator’s or, in the case of a nominator group, each group member’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the stockholder and intermediaries verifying the nominator’s or the nominator group’s, as the case may be, continuous ownership of the required shares through the record date; provided that if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the nominator or the nominator group, as the case may be, ceases to own the required shares prior to the date of the applicable annual meeting; (vi) a copy of any Schedule 14N that has been filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (v ii) a representation by the nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a nominator group, each group member (including any beneficial owner on whose behalf the nomination is made) that: (1) the required shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent; (2) each such person will maintain ownership (as defined in this Section 12) of the required shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the required shares for at least one year thereafter (which statement the nominator or nominator group shall include in its nomination statement, it being understood that the inclusion of such statement shall not count towards the nomination statement’s 500-word limit); (3) each such person has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its stockholder nominee(s) pursuant to this Section 12; (4) each such person has not distributed, and will not distribute, to any stockholders or beneficial owners any form of proxy for the applicable annual meeting other than the form distributed by the Corporation; 10

(5) each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such nominator or nominator group’s stockholder nominee(s) or a nominee of the Board of Directors; and (6) each such person consents to the public disclosure of the information provided pursuant to this Section 12; (viii) an executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof, pursuant to which the nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a nominator group, each group member (including any beneficial owner on whose behalf the nomination is made) agrees to: (1) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each stockholder nominee pursuant to this Section 12; (2) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its stockholders and beneficial owners, including without limitation the notice of proxy access nomination and nomination statement; (3) indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 12; (4) file with the Securities and Exchange Commission any solicitation by or on behalf of the nominator or nominator group (including each group member) and any beneficial owner on whose behalf the nomination is made relating to the meeting at which the stockholder nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; (5) furnish to the Corporation all notifications and updated information required by this Section 12, including, without limitation, the information required by sub-paragraph (e) of this Section 12; and 11

(6) )upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and (ix) a letter of resignation signed by each stockholder nominee, which letter shall specify that such stockholder nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (1) any of the information provided to the Corporation by the nominator, the nominator group, any group member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the stockholder nominee in respect of the nomination of such stockholder nominee pursuant to this Section 12 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the stockholder nominee, the nominator, the nominator group or any group member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this Section 12. (d) Ownership Requirements. (i) To nominate a stockholder nominee pursuant to this Section 12, the nominator or nominator group shall have owned shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the “required shares”) continuously for at least three years as of both the date the notice of proxy access nomination is submitted to the Corporation and the record date for determining stockholders eligible to vote at the applicable annual meeting and must continue to own the required shares at all times between and including the date the notice of proxy access nomination is submitted to the Corporation and the date of the applicable annual meeting; provided that if and to the extent a stockholder is acting on behalf of one or more beneficial owners (i) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of stockholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. For the purposes of determining whether the Nominator or Nominator Group owned the Required Shares for the requisite three-year period, the aggregate number of shares entitled to vote generally in the election of directors shall be determined by reference to the Corporation’s periodic filings with the Securities and Exchange Commission during the ownership period. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 12; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide 12 documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one stockholder within seven days after the notice of proxy access nomination is delivered to the Corporation. No shares may be attributed to more than one nominator or nominator group, and no stockholder or beneficial owner may be a member of more than one nominator group (other than a stockholder directed to act by more than one beneficial owner) for the purposes of this Section 12. (ii) For purposes of this Section 12, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any derivative instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice, will vote such shares at the annual meeting and will hold such shares through the date of the annual meeting. The determination of whether the requirements of “ownership” of shares for purposes of this Section 12 are met shall be made by the Board of Directors or any committee thereof. Any such determination adopted in good faith by the Board of Directors or any committee thereof shall be conclusive and binding on the Corporation, its stockholders and beneficial owners and all other parties. For the purposes of this Section 12, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. (e) For the avoidance of doubt, with respect to any nomination submitted by a nominator group pursuant to this Section 12, the information required by sub-paragraph (c) of this Section 12 to be included in the notice of proxy access nomination shall be provided by each group member (including any beneficial owner on whose behalf the nomination is made), and 13 each such group member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary of the Corporation the representations and agreements required under sub-paragraph (c) of this Section 12 at the time the notice of proxy access nomination is submitted to the Corporation. In the event that the nominator, nominator group or any group member shall have breached any of their agreements with the Corporation or any information included in the nomination statement or the notice of proxy access nomination, or any other communications by the nominator, nominator group or any group member (including any beneficial owner on whose behalf the nomination is made) with the Corporation or its stockholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each nominator, nominator group or group member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a stockholder nominee from its proxy materials as provided in this Section 12. (f) stockholder nomineeStockholder Nominee Requirements. (i) Within the time period specified in this Section 12 for delivering the notice of proxy access nomination, each stockholder nominee must deliver to the Secretary of the Corporation a written representation and agreement, which shall be deemed a part of the notice of proxy access nomination for purposes of this Section 12, that such person: (1) consents to being named in the Corporation’s proxy statement as a nominee, to serve as a director if elected and to the public disclosure of the information provided pursuant to this Section 12; (2) understands his or her duties as a director under the Delaware General Corporation Law and agrees to act in accordance with those duties while serving as a director; (3) is not and will not become a party to (x) any voting commitment that has not been disclosed to the Corporation or (y) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any third party compensation arrangement that has not been disclosed to the Corporation, and has not and will not receive any such third party compensation arrangement that has not been disclosed to the Corporation; (5) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, confidentiality, stock ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case, as applicable to directors; (6) agrees to meet with the Board of Directors or any committee or delegate thereof to discuss matters relating to the nomination of the stockholder nominee, including information in the notice 14 of proxy access nomination and such stockholder nominee’s eligibility to serve as a member of the Board of Directors; and (7) will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. (ii) At the request of the Corporation, each stockholder nominee must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary of the Corporation all completed and signed questionnaires required of directors. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent, including for purposes of serving on the committees of the Board of Directors, under the listing standards of each principal securities exchange upon which the Corporation’s shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors. (iii) In the event that a stockholder nominee shall have breached any of their agreements with the Corporation or any information or communications provided by a stockholder nominee to the Corporation or its stockholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a stockholder nominee from its proxy materials as provided in this Section 12. (g) Notwithstanding anything to the contrary contained in this Section 12, the Corporation shall not be required to include, pursuant to this Section 12, a stockholder nominee in its proxy materials for any annual meeting, or, if the proxy statement already has been filed, to submit the nomination of a stockholder nominee to a vote at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) for any meeting for which the Secretary of the Corporation receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 5 of Article III hereof; 15

(ii) who is not determined by the Board of Directors in its sole discretion to be independent under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, in each case as determined by the Board of Directors or any committee thereof, in its sole discretion; (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the Corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Corporation applicable to directors, in each case, as determined by the Board of Directors or any committee thereof, in its sole discretion; (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended; (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; (v i) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended; (vii) if the stockholder nominee or nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a nominator group, any group member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof, in its sole discretion; (viii) the nominator (or a qualified representative thereof) or, in the case of a nominator group, the representative designated by the nominator group in accordance with sub-paragraph (c)(iii) of this Section 12 (or a qualified representative thereof), or the stockholder nominee does not appear at the applicable annual meeting to present the stockholder nominee for election; (ix) if the nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a nominator group, any group member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the 16

Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such nominator or nominator group’s stockholder nominee(s) or a nominee of the Board of Directors; or (x) the nominator or, in the case of a nominator group, any group member, or applicable stockholder nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By-Laws, including, without limitation, this Section 12. For the purpose of this sub-paragraph (g), clauses (ii) through (x) will result in the exclusion from the proxy materials pursuant to this Section 12 of the specific stockholder nominee(s) to whom the ineligibility applies, or, if the proxy statement has already been filed, the ineligibility of the stockholder nominee(s) and, in either case, the inability of the nominator or nominator group that nominated any such stockholder nominee to substitute another stockholder nominee therefor; however, clause (i) will result in the exclusion from the proxy materials pursuant to this Section 12 of all stockholder nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all stockholder nominees. (h) Notwithstanding anything to the contrary contained in this Section 12: (i) the Corporation may omit from its proxy materials any information, including all or any portion of the nomination statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (ii) if any nominator, nominator group or group member (including any beneficial owner on whose behalf the nomination is made) or stockholder nominee has failed to comply with the requirements of this Section 12, the Board of Directors or the chairman of the meeting shall declare the nomination by such nominator or nominator group to be invalid, and such nomination shall be disregarded. (i) The Board of Directors (or any other person or body authorized by the Board of Directors) shall have the exclusive power and authority to interpret the provisions of this Section 12 and make all determinations deemed necessary or advisable in connection with this Section 12 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board of Directors (or any other person or body authorized by the Board of Directors) in good faith shall be final, conclusive and binding on the Corporation, its stockholders and beneficial owners and all other parties. (j) This Section 12 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials, except pursuant to Rule 14a-19. 17

A RTICLE III. DIRECTORS Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By-laws. Section 2. .Number, Election and Term of Office. The number of directors from time to time shall be fixed exclusively by the Board of Directors. The directors shall be elected and shall hold office only in the manner provided in these By-laws, except as otherwise provided in the Certificate of Incorporation and any duly authorized certificate of designation. Except as provided in Section 4 of this ARTICLE, each director shall be elected by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) with respect to the directors at any meeting for the election of directors at which a quorum is present, provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Section 3. .Resignation. Any Director may resign at any time upon written notice to the Corporation. The Governance and StrategyNominating Committee has established procedures that govern the resignation process for a director who has failed to be elected in accordance with the requirements of Section 2. Such director shall offer to tender his or her resignation to the Board of Directors, which will then act on the recommendation of the Governance and StrategyNominating Committee whether to accept or reject the resignation. The Board of Directors will publicly disclose its decision and rationale within 90 days from the date of the certification of the election results. Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of Directors may be filled only in the manner provided in the Certificate of Incorporation. Section 5. Nominations. (a) )Subject to any duly authorized certificate of designation, only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) with respect to nominations of persons not intended to be included in the Corporation’s proxy statement for such meeting, by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 5 and at the time of the meeting, who is entitled to vote generally in the election of Directors at the meeting and who shall have complied with the notice procedures set forth below in Section 5(b) or (iii) with respect to nominations of persons intended to be included in the Corporation’s proxy 18 statement for an annual meeting, by a nominator who complies with the notice and other procedures set forth in Section 12 of Article II hereof. (b) In order for a stockholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of stockholders pursuant to this Section 5, such stockholder shall have delivered timely notice of such stockholder’s intent to make such nomination in writing to the secretarySecretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 6090 nor more than 90120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date or in the event of the first annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), including and in addition to: (A) an affirmation that such person meets the Corporation’s stated criteria for board membership; (B) any transactions or relationships between such person and the Corporation or the Corporation’s customers, suppliers, competitors or management; (C) the trading history of such person with respect to the Corporation’s stock; (D) information regarding whether such person has any plans or proposals for the Corporation and whether such person seeks to use the nomination to redress personal claims or grievances against the corporation or others or to further personal interests or special interests not shared by stockholders at large; and (E) a description of (1) any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or such persons'’ service on the Board of Directors (a “voting commitment”) and (2) any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Corporation, including any agreement to indemnify such person for obligations arising as a result of his or her service as a director of the Corporation, in connection with such nominee'snominee’s nomination, service or action as a director of the Corporation (a “third party compensation arrangement”); (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address, as they appear on the Corporation’s books, of such stockholder and such beneficial owner, (B) the class or series and number of shares of the Corporation which are, directly or indirectly, beneficially owned by such stockholder and each proponent person and also which are owned of record by such stockholder, (C) a description of any derivative instrument owned beneficially, directly or indirectly by any such proponent person, (D) a description of any proxy, contract, 19 arrangement, understanding or relationship pursuant to which any such proponent person has a right to vote any shares of the Corporation or influence the voting over any such shares, (E) a description of any short interest of any such proponent person in any security of the Corporation, (F) a description of any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by any such proponent person that are separated or separable from the underlying shares of the Corporation, (G) a description of any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which any such proponent person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and, (H) a description of any performance-related fees (other than an asset-based fee) that any such proponent person is entitled to based on any increase or decrease in the value of shares of the Corporation or derivative instruments, including without limitation any such interests held by members of any such proponent person'sperson’s immediate family sharing the same household, (I) a copy of a fully completed and executed Director Questionnaire and a duly executed written representation and agreement by each person whom the stockholder proposes to nominate for election as a Director, both in the forms required by the Corporation (which shall be provided upon written request made by a stockholder of record at the time of such request) and (J) the information required to be provided pursuant to Rule 14a-19 with respect to each person whom the stockholder proposes to nominate for election as a Director; (iii) the trading history of such stockholder and such beneficial owner with respect to the Corporation’s stock; (iv) any transactions or relationships between such stockholder or such beneficial owner, on the one hand, and the Corporation or its customers, suppliers, competitors or management, on the other hand; (v) information regarding whether such stockholder or such beneficial owner, or any of their affiliates have any plans or proposals for the Corporation other than those described in the notice, and whether such stockholder or such beneficial owner seeks to use the nomination to redress personal claims or grievances against the Corporation or others or to further personal interests or special interests not shared by stockholders at large; (vi) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made, any of their respective affiliates or associates and/or any proponent persons and/or any other persons (naming such persons); (vii) a representation that the stockholder is a stockholder of record of stock of the Corporation at the time of the giving of notice provided for in these By-Laws, is entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at the meeting to present such nominee for election before the meeting; (viii) all other information relating to such stockholder or such beneficial owner which would be required to be included in a proxy statement or other filing required to be filed with the Securities and Exchange Commission if, with respect to any such nomination, such stockholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act; and (ix) a representation as to whether the stockholder or the beneficial owner, if any, intends (A) to deliver a proxy statement and/or form of proxy to holders of at least a percentage of the Corporation’s outstanding capital stock required to elect such nominee or nominees and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. In addition, a stockholder who has delivered a notice of nomination pursuant to this Section 5 shall, in accordance with Rule 14a-19, promptly certify to the Secretary of the Corporation, and notify the Secretary of the Corporation in writing, that such stockholder has met and complied with all of the 20 requirements of these By-Laws and of Rule 14a-19(a) (including, for the avoidance of doubt, Rule 14a-19(a)(3), which provides that a stockholder soliciting proxies in support of director nominees other than the Corporation’s nominees must solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors) and, upon request of the Corporation, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this Section 5 or Section 11 of Article II) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, such update and supplement shall be delivered in writing to the secretarySecretary of the Corporation at the principal executive offices of the Corporation not later than 5five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). No later than five business days prior to the annual meeting or any adjournment, postponement, recess or rescheduling thereof, a stockholder nominating individuals for election as a Director shall provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If a stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information required by Rule 14a-19), then the Director nominees proposed by such stockholder shall be ineligible for election at the annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a directorDirector of the Corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the secretarySecretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. (c) In addition, such stockholder’s notice shall contain a representation regarding whether such stockholder intends to solicit proxies in support of nominees other than the Corporation’s nominees in accordance with Rule 14a-19 and, in the event that such stockholder so intends, such notice also shall include a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares of capital stock entitled to vote on the election of Directors in support of such Director nominees other than the Corporation’s nominees. Without limiting the other provisions and requirements of this Article III, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a- 19(a)(3), then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominee. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b), such stockholder shall deliver to the Corporation, no 21 later than five business days prior to the annual meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3). (d) (c) Subject to any duly authorized certificate of designation, no person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5, Section 4 above or Section 12 of Article II hereof. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a Director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section. Section 6. Annual Meetings. TheUnless otherwise determined by the Board of Directors, the annual meeting of the Board of Directors shall be held without other notice than this By-lawBy-Law immediately after, and at the same place as, the annual meeting of stockholders. Section 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer (if the chief executive officer is a Director) or, upon the written request of at least a majority of the Directors then in office, the secretarySecretary of the Corporation on at least 24 hours notice to each Director, either personally, by telephone, by mail or by telecopy (notice by mail shall be deemed delivered 3three days after deposit in the U.S. mail). Section 8. Chairman of the Board. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present. The chairman of the board shall lead all meetings of the stockholders and Board of Directors at which he or she is present and shall serve on and lead appropriate committees as reasonably requested by the Board of Directors, set meeting schedules and agendas, manage information flow to the Board of Directors to assure appropriate understanding of and discussion regarding matters of interest or concern to the Board of Directors, make himself or herself available to the Corporation, as appropriate, attend external meetings and presentations, as appropriate, and have such additional powers and perform such additional duties as the Board of Directors may from time to time prescribe. If the chairman of the board ceases to serve in such capacity, then the Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a successor chairman of the board and shall designate such person as either an executive chairman of the board or a non-executive chairman of the board, in its discretion. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the chief executive officer (if the chief executive officer is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer also is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside. 22

Section 9. Quorum, Required Vote and Adjournment. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors will endeavor to ensure that each member of any such committee will satisfy the applicable independence requirements of any stock exchange upon which the Corporation’s securities are then listed; provided however, that any failure or alleged failure to satisfy such independence requirements shall not affect the validity of any decision made or action taken by such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. Section 11. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Section 12. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting. Section 13. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to 23 have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretarySecretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action. Section 14. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. A RTICLE IV. OFFICERS Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may from time to time designate the chairman of the board as a “non-executive chairman of the board,” in which case such person will not be an officer of the Corporation but will otherwise have all of the duties and responsibilities of the chairman of the board hereunder except as otherwise determined by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible. Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. Section 3. .Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors. Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation; provided however, that 24 compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board of Directors. Section 6. .Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws. Section 7. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer, if a different person, shall perform all the duties and responsibilities and exercise all the powers of the president. Section 8. The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these By-laws. Section 9. Vice Presidents. The vice president, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors and the chief executive officer (if he or she is then available), shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. The vice presidents may also be designated as executive vice presidents or senior vice presidents, as the Board of Directors may from time to time prescribe. Section 10. .The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such 25 capacity. Under the chairman of the board’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, or the secretary may, from time to time, prescribe. Section 11. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation. Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors. Section 13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it. 26

A RTICLE V. INDEMNIFICATION Section 1. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Section 2 of ARTICLE NINE of the Certificate of Incorporation shall be made promptly, and in any event within forty-five45 days (or, in the case of an advance of expenses, twenty20 days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to ARTICLE NINE of the Certificate of Incorporation is required, and the Corporation fails to respond within sixty60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five45 days (or, in the case of an advance of expenses, twenty20 days), the right to indemnification or advances as granted by ARTICLE NINE of the Certificate of Incorporation shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of ARTICLE NINE of the Certificate of Incorporation shall be the same procedure set forth in this Section 1 for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent. Section 2. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Corporation or a wholly owned subsidiary of the Corporation or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law. Section 3. .Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in ARTICLE NINE of the Certificate of Incorporation in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in ARTICLE NINE of the Certificate of Incorporation shall apply to claims made against an 27 indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Section 4. Vesting of Indemnification and Advance of Expenses. The rights to indemnification and to the advance of expenses conferred in ARTICLE NINE of the Certificate of Incorporation shall (i) vest at the time that such person became a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation or, while a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation, became at the request of the Corporation or a wholly owned subsidiary of the Corporation a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan of the Corporation and (ii) continue as to such person even though he or she may have ceased to be a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation or a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan of the Corporation. Section 5. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in ARTICLE NINE of the Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under thisthe Certificate of Incorporation or under any statute, by-lawBy-Law, agreement, vote of stockholders or disinterested Directors or otherwise. A RTICLE VI. CERTIFICATES OF STOCK Section 1. Form and Transfer. (a) The shares of capital stock of the Corporation shall be represented by a certificate, provided that the Board of Directors of the Corporation may adopt a resolutionpermittingresolution permitting shares to be uncertificated. Each such share of capital stock may be issued in book-entry form and otherwise eligible for registration under a direct registration system. (b) Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board, the chief executive officer or the president and the secretary or an assistant secretarySecretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or 28 otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. (c) Shares of capital stock of the Corporation represented by certificates shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Each such new certificate will be registered in such name as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. In the case of uncertificated shares of capital stock of the Corporation, transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the Corporation. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate. Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. 29

Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days nor less than 10 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Section 5. .Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation. A RTICLE VII. GENERAL PROVISIONS Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created. Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof. 30

Section 3. .Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. Section 5. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Section 6. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, the president or a vice president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution. Section 7. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation. Section 8. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein. Section 9. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By- laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. Section 10. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder). 31

A RTICLE VIII. AMENDMENTS In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such alteration or repeal. 32

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/13/2022 8:11:25 PM	
Style name: Standard	
Intelligent Table Comparison: Active	
Original DMS: iw://NYCDMS/NewYork/58723577/1	
Modified DMS: iw://NYCDMS/NewYork/58723577/8	
Changes:	
Add	69
~~Delete~~	59
~~Move From~~	1
Move To	1
Table Insert	0
~~Table Delete~~	0
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	1
Total Changes:	131